LEASE AGREEMENT









                           VANBUREN N. HANSFORD, JR.

                                                 Landlord


                                      and


                       HANSFORD MANUFACTURING CORPORATION


                             a New York Corporation

                                                 Tenant


                          ----------------------------


                          ----------------------------






          Dated as of September 30, 1996


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                               TABLE OF CONTENTS

SECTION                                                                    PAGE

   1.     Leased Property, Fixed Term                                        1

   2.     Basic Rent, etc.                                                   1

          2.1     Basic Rent                                                 1

          2.2     Basic Rent; Manner of Payment                              1

   3.     Additional Rent                                                    2

   4.     No Counterclaim, Abatement, etc.                                   2

   5.     Condition and  Permitted Use of Property                           2

   6.     Maintenance and Repairs                                            2

   7.     Alterations and Additions, etc.                                    2

   8      Tenant's Equipment                                                 3

   9      Utility Services                                                   3

  10.     Indemnification                                                    3

          10.1    Indemnification by Tenant                                  3

          10.2    Indemnification by Landlord                                4

  11.     Inspection, etc.                                                   4

  12.     Payment of Taxes, etc.                                             5

  13.     Compliance with Legal and Insurance Requirements, Instruments      5

          13.1.   Landlord's Obligation                                      5

          13.2    Tenant's Obligation                                        5

  14.     Liens, Easements, etc.                                             5

  15.     Permitted Contests                                                 6

  16.     Insurance                                                          6

          16.1    Landlord's Insurance                                       6

          16.2    Tenant's Insurance                                         6

          16.3    Reimbursement by Tenant                                    7

          16.4    Waiver of Subrogation                                      7

  17.     Hazardous Materials                                                8

                                       i

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  18.     Damage to or Destruction of Property                               8

          18.1    Tenant to Give Notice                                      8

          18.2    Restoration                                                8

          18.3.   Total Destruction                                          9

  19.     Taking of Property                                                 9

          19.1.   Tenant to Give Notice; Assignment of Awards, etc.          9

          19.2.   Partial Taking                                             9

          19.3.   Total Taking                                              10

  20.     Certificate as to No Event of Default, etc.; Financial
          Statements, etc.                                                  10

          20.1.   Certificate of Tenant as to No Event of Default, etc.     10

          20.2.   Certificate of Landlord                                   11

  21.     Right of Landlord to Perform Tenant's Covenants, etc.             11

  22.     Assignments, Subleases, Mortgages, etc.                           11

          22.1    Assignments, Subleases, etc. by Tenant                    11

          22.2.   Assignments, Mortgages, etc. by Landlord                  12

  23.     Events of Default; Termination                                    13

  24.     Repossession, etc.                                                14

  25.     Survival of Tenant's Obligations; Damages                         14

          25.1.   Termination of Lease Not to Relieve Tenant
                  of Obligations                                            14

          25.2.   Damages                                                   14

  26.     Tenant's Waiver of Statutory Rights                               15

  27.     No Waiver by Landlord                                             15

  28.     Remedies Cumulative                                               15

  29.     Modification, Acceptance of Surrender                             15

  30.     End of Lease Term                                                 15

  31.     Notices, etc.                                                     15

  32.     Short Form or Memorandum                                          16

  33.     Quiet Enjoyment; Inspection                                       16

                                       ii

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  34.     Liability of Landlord                                             16

  35.     Miscellaneous                                                     16

  36.     Extension Option                                                  17

  37.     Definitions                                                       17



          Exhibit A:   Description of Property; Permitted Exceptions
          Exhibit B:   Basic Rent Schedule
          Exhibit C:   Basic Rent for Extension Term

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT (the "Lease"), dated as of September 30, 1996, is by and between VanBuren N. Hansford, Jr. (hereinafter referred to as "Landlord"), and Hansford Manufacturing Corporation, a New York corporation (hereinafter referred to as "Tenant"). The Landlord and Tenant are sometimes hereinafter collectively referred to herein as the "parties".

                                WITNESSETH THAT:

     In consideration of the mutual agreements contained in this Lease, Landlord and Tenant agree with each other as follows:


     1. Leased Property, Fixed Term. Upon and subject to the conditions and indications set forth below, Landlord leases to Tenant, and Tenant leases, and rents from Landlord, the following real property ("Property") described in Exhibit A attached hereto and made a part hereof, together with all buildings, improvements and structures now or hereafter located on the Property (the "Improvements", the Property and the Improvements being collectively referred to herein as the "Premises") subject, however, to the Permitted Exceptions set forth on Exhibit A hereto.


     TO HAVE AND TO HOLD the Premises for an initial ten (10) year term (the "Initial Term", the Initial Term and any renewal terms being referred to herein as the "Lease Term") commencing on September 30, 1996 (the "Commencement Date") and expiring at midnight on September 30, 2006, unless this Lease shall sooner terminate or be extended for one or more additional renewal terms as provided herein.


     2.   Basic Rent

          2.1 Basic Rent. Net basic rental ("Basic Rent") shall be payable by Tenant during the Initial Term in the amounts specified on Exhibit B hereto. Tenant's obligation for payment of Basic Rent shall begin on the Commencement Date. Any partial calendar months will be prorated on a per diem basis. If the Commencement Date occurs on a day that is not the first day of a month, then the monthly installment of Basic Rent for the month in which the Commencement Date occurs shall be appropriately prorated and paid by Tenant on the Commencement Date.

          2.2 Basic Rent Net; Manner of Payment. The Basic Rent and all other sums payable to Landlord hereunder shall be payable in monthly installments on or before the first day of each month in such currency of the United States of America as at time of payment shall be legal tender for the payment of public and private debts and shall be paid to Landlord at Landlord's address set forth above or to such other person or address as Landlord from time to time may designate in writing.

     3. Additional Rent. Tenant will also pay, from time to time as provided in this Lease or within ten (10) days of written demand by Landlord, as additional rent (the "Additional Rent") all other amounts, liabilities and obligations that Tenant assumes or agrees to pay pursuant to this Lease.

     4. No Counterclaim, Abatement, etc. The Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall be paid without setoff or deduction, unless otherwise provided herein.

     5. Condition and Permitted Use of Property. Landlord represents and warrants to Tenant that as of the Commencement Date the foundations, roof, exterior walls and all other structural elements of the Improvements, together with the HVAC, mechanical, electrical and plumbing systems and all components thereof and the other equipment contained within the Improvements (collectively, the "Systems"), shall be in good working order and condition, and should this not be the case Landlord agrees hereby to perform, at its sole expense, whatever repairs thereto and/or replacements thereof as are reasonably necessary to place same in good working order and condition. Tenant may use the Property for any office, manufacturing, warehouse, distribution and industrial purposes and uses incidental thereto (collectively, the "Permitted Use") and will not do or permit any act or thing that is contrary to any Legal Requirement or Insurance Requirement, or that may materially impair the value or utility of the Property or any part thereof, or that constitutes a public or private nuisance or waste of the Property or any part thereof.


     6. Maintenance and Repairs. Subject to the provisions of Sections 5, 18 and 19 hereof, Tenant, at its expense, will: (i) keep the Premises and the adjoining sidewalks, curbs, and all means of access to the Premises in good and clean order and condition, subject to ordinary wear and tear; and (ii) perform all routine maintenance of the roof, foundation, walls and other structural components of the Improvements and the Systems. Landlord shall be solely responsible, at its expense, for all necessary repairs and/ or replacements of the roof, foundation, walls and other structural components of the Improvements and the Systems, except only for such repairs and/or replacements the need for which is caused by Tenant's negligence or willful misconduct or that of its agents, employees, contractors, invitees or anyone acting on Tenant's behalf or Tenant's failure to perform its routine maintenance as herein provided, which such repairs and/or replacements shall be Tenant's responsibility. All repairs and/or replacements performed pursuant to the provisions hereof shall be at least equal in quality, utility and class to the original condition of the Premises.

     7. Alterations and Additions, etc. Subject to Landlord's prior approval as to the scope and general nature of alterations of and additions to the Improvements or any part thereof, which approval shall not be unreasonably withheld, delayed or conditioned,

Tenant at its expense may make reasonable alterations of and additions to the Improvements or any part thereof; provided, however, that any such alteration or addition (a) shall not change the general character of the Improvements, or materially reduce the fair market value of any such Improvements immediately before such alteration or addition, (b) shall be effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements, Insurance Requirements and the provisions of Section 16.2 hereof, and (c) shall be fully paid for by Tenant upon its construction or installation on the Property. Tenant shall provide to Landlord advance plans which show the nature of any such alteration and/or addition. All alterations of and additions to the Improvements, other than Tenant's Equipment, shall immediately become the property of Landlord, shall constitute a part of the Premises and shall remain with the Premises at the expiration of the Lease Term, unless Landlord otherwise provides in a notice to Tenant given at least 120 days prior to the expiration of the Lease Term.

     8. Tenant's Equipment. All Tenant's Equipment shall be and remain the property of Tenant. Tenant will immediately repair at its expense all damage to the Property caused by the initial installation of Tenant's Equipment upon the Premises or any removal of Tenant's Equipment therefrom, whether effected by Tenant or Landlord (provided Landlord exercises the care in such removal).

     9. Utility Services. Landlord shall provide, at its expense, as of the Commencement Date, the necessary mains, conduits and hook-ups to provide utility services to the Premises. Tenant shall purchase all utility services including, without limitation, fuel, water, electricity and sewer service from the utility or municipality providing same, and shall pay for such services when such payments are due.


     10.  Indemnification:

          10.1 Indemnification by Tenant. Tenant will (to the full extent permitted by applicable law) protect, indemnify and save harmless Landlord, any beneficiary of Landlord, any officer, director or shareholder of any of the foregoing and any Mortgagee of the Premises (each an "Indemnified Party") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party or against the Premises or any interest of such Indemnified Party therein by reason of the occurrence or existence of any of the following during the term of this Lease: (a) any accident, injury to or death of any person or persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining sidewalks, curbs, streets or ways unless caused by the negligence or willful misconduct of the Indemnified Party or that of the Indemnified Party's employees, agents, contractors or anyone acting on such Indemnified Party's behalf, (b) any use, or condition of the Premises or any part thereof, or of the adjoining sidewalks, curbs, streets or ways unless caused by the negligence or willful misconduct of the Indemnified Party or the Indemnified Party's employees, agents, contractors or anyone acting on such Indemnified Party's behalf, including, without limitation, any claim in respect of any adverse environmental impact or effect which is due solely to the Tenant's conduct or operation after the commencement of the Lease and is not the result of any pre-existing condition which is later discovered,
(c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (d) any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, or (e) any negligent or tortious act on the part of any assignee or sublessee of Tenant, or of any agents, contractors, servants, employees, licensees or invitees of any assignee or sublessee of Tenant. Any Indemnified Party seeking indemnification hereunder shall give notice to Tenant of the existence of any claim giving rise to the need for such indemnification within thirty (30) Business Days after the date on which such Indemnified Party shall have obtained actual knowledge of such claim. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any occurrence referred to above, Tenant, upon the request of such Indemnified Party, will at Tenant's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant and reasonably acceptable to such Indemnified Party.


                10.2 Indemnification by Landlord. Landlord will (to the full extent permitted by applicable law) protect, indemnify and save harmless Tenant, any beneficiary of Tenant and any officer, director or shareholder of any of the foregoing (each an "Indemnified Party") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party or against the Premises or any interest of such Indemnified Party therein by reason of the occurrence or existence of any of the following during the term of this Lease:
(a) any failure on the part of Landlord to perform or comply with any of the terms of this Lease or (b) any negligent or tortious act on the part of Landlord or any of its agents, contractors, servants, employees, licensees or anyone acting on Landlord's behalf. Any Indemnified Party seeking indemnification hereunder shall give notice to Landlord of the existence of any claim giving rise to the need for such indemnification within thirty (30) Business Days after the date on which such Indemnified Party shall have obtained actual knowledge of such claim; provided, however, that no Indemnified Party shall have any such obligation with respect to any claim whose existence is actually known to Landlord. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any occurrence referred to above, Landlord upon the request of such Indemnified Party, will at Landlord's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Landlord and reasonably acceptable to such Indemnified Party.

     11. Inspection, etc. Landlord and its authorized representatives may enter the Premises at all reasonable times (provided that no such entry shall be made without reasonable advance notice or shall unreasonably interfere with the conduct of Tenant's business) for the purpose of (a) inspecting the same, (b) exhibiting the Premises for the purpose of sale or mortgage or other financing,
(c) at any time within six (6) months prior to the expiration of the term of this Lease, exhibiting the Premises for the purpose of leasing same, and (d) at any time after Tenant shall have abandoned the Premises, displaying thereon advertisements for sale or letting. Landlord shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making any such inspection. No such entry permitted by this Section 11 shall constitute an eviction of Tenant.

     12. Payment of Taxes, etc. Subject to the provisions of Section 15 hereof, Tenant will pay, promptly as and when the same shall become due and payable all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof) installments of which become due and payable during the term hereof, water, sewer or other rents, rates and charges, excises, review, license fees, permit fees, or any future inspection fees and other authorization fees which may be created or imposed and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character that may be assessed, levied, confirmed or imposed on or in respect of the Premises or any rent therefrom (all of the foregoing being hereinafter collectively referred to as "Taxes"). Notwithstanding the foregoing or any other provision of this Lease, Tenant shall not be required to pay any income, profits or revenue tax upon the net income of Landlord, nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Taxes that Tenant is required to pay pursuant to this Section 12 . Tenant will furnish to Landlord, upon request, official receipts or other proof reasonably satisfactory to Landlord evidencing payment of any Taxes in accordance with the requirements of this Section 12.

     13.  Compliance with Legal and Insurance Requirements, Instruments.

          13.1 Landlord's Obligation. Prior to the Commencement Date, Landlord at its expense will promptly (a) comply with all Legal Requirements and Insurance Requirements, and (b) procure, maintain and comply with all permits, licenses and other authorizations required for the Permitted Use of the Premises.

          13.2 Tenant's Obligation. Throughout the Fixed Term and any Extended Term, Tenant at its expense will promptly (a) comply with all Legal Requirements and Insurance Requirements, and (b) procure, maintain and comply with all permits, licenses and other authorizations required for its use of the Property.

     14. Liens, Easements, etc. Tenant will not directly or indirectly create or permit to be created or to remain (except as permitted by Section 15), and will discharge, any lien, or encumbrance with respect to the Premises or any part thereof or Tenant's interest therein; provided, however, that the foregoing shall not be applicable in connection with any mortgage, lien or encumbrance permitted to be created or remain by Landlord.

     15. Permitted Contests. Tenant at its expense may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Taxes or lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Property or any part thereof or any claims of mechanics, materialmen, suppliers or vendors or lien therefor, and, if permitted by law, may withhold payment of the same pending such contest; provided, however, that (a) such proceedings shall suspend the collection thereof from Landlord, the Property and any sums payable hereunder, (b) neither the Property nor any part thereof or interest therein (or any sums payable hereunder) would be in any danger of being sold, forfeited or lost, nor would the use or occupancy of the Property (or any part thereof) be adversely affected, (c) Landlord shall not be in any danger of any civil or criminal liability by reason thereof and neither the Property nor any part thereof or interest therein (or any sums payable hereunder) would be subject to the imposition of any lien as a result of such failure, and (d) Tenant shall have either (i) paid the disputed amount under protest, or (ii) provided to Landlord evidence of such security as Landlord may deem reasonably necessary to insure the ultimate payment of the contested amount and to prevent the forfeiture of any sums payable to Landlord or any Mortgagee hereunder. Tenant shall give prompt written notice to Landlord of the commencement of any contest referred to in the preceding sentence, providing a reasonably detailed description thereof, and Landlord shall, at Tenant's expense, cooperate with Tenant with respect to any such contest. Tenant agrees that each such contest shall be promptly prosecuted to final conclusion, and Tenant shall indemnify and save Landlord and any Mortgagee harmless from and against any and all losses, judgments, decrees and costs (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. Tenant agrees that it will, promptly after final determination of each such contest, fully pay and discharge the amounts which shall finally be levied, assessed, charged or imposed or determined to be payable, together with all penalties, fines, interest, costs and expenses incurred in connection therewith, and perform all acts the performance of which shall be finally ordered or decreed as a result thereof.

     16.  Insurance.

          16.1 Landlord's Insurance. Landlord, for its benefit and that of any Mortgagee and the Tenant, shall maintain with insurers authorized to issue insurance in the State of New York and having an A.M. Best rating of "A" or better ("Approved Insurers") or otherwise selected by Landlord and any
Mortgagee: (a) insurance with respect to the Improvements against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, vandalism and malicious mischief, in amounts sufficient to prevent Landlord from becoming co-insurers of any loss under the applicable policies, and in any event in amounts not less than 100% of the actual replacement cost of the Improvements (initially determined as of the date on which such insurance is originally issued, and subsequently re-determined on the basis on an annual review of the actual replacement cost of the Improvements), as determined by Landlord (such insurance shall also include at least nine (9) months rental loss coverage), and (b) explosion insurance in respect of any steam and pressure boilers and similar apparatus located on the Property.

          16.2 Tenant's Insurance. Tenant, at its expense, shall maintain with Approved Insurers or insurers otherwise approved by Landlord: (a) comprehensive general liability insurance against claims arising out of or connected with the possession, use, leasing, operation or condition of the Property in such amounts as are usually carried by persons operating similar properties in the same general locality but in any event with a combined single limit of not less than $1,000,000.00 for any single injury to a person and $5,000,000.00 for all claims with respect to property damage and personal injury and death with respect to any one occurrence; (b) such other insurance against such risks and in such amounts as is reasonable and customary based on the Permitted Use. In addition, during any period of alteration or addition to the Improvements pursuant to
Section 7 hereof, performed by or at the direction of Tenant, Tenant shall obtain and keep in effect Builder's Risk insurance in such amounts as Landlord shall reasonably request. The insurance under this Section 16.2 may be effected under a blanket policy or policies covering the Property and other property and assets not constituting part of the Property. All insurance maintained by Tenant pursuant to Section 16.2. hereof shall (a) name Landlord and any Mortgagee as additional insureds, and (b) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named insured party and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after delivery to each named insured party of written notice thereof; and (c) be reasonably satisfactory in all other respects to Landlord and any Mortgagee.

          16.3 Reimbursement by Tenant. Tenant shall promptly pay to Landlord, upon written demand (including reasonable documentation of the amount requested) and at least ten (10) days prior to the due date (provided timely demand is made by Landlord), as Additional Rent, the cost of all insurance required to be maintained by Landlord pursuant to Section 16.1. above. Tenant's obligation to reimburse Landlord for the cost of rental loss insurance shall not exceed $500.00 per year.

          16.4 Waiver of Subrogation. Each party hereto waives any and every claim which arises or may arise in such party's favor against the other party hereto during the term of this Lease for any and all loss of, or damage to, any of such party's property located within or upon, or constituting part of, the Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies to the extent that such loss or damage is recoverable under such insurance policies. Such mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as such mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other party), each party hereby agrees immediately to give to each insurance company which has issued to such party policies of fire and extended coverage insurance, written notice of the terms of such mutual waivers, and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers.

     17. Hazardous Materials. Landlord warrants that, to the best of its knowledge the Property is, as of the Commencement Date of this Lease, free of hazardous substances and materials. Landlord shall indemnify Tenant from the release of hazardous materials present on the Property prior to Tenant's possession, or elsewhere if caused by Landlord or persons acting under Landlord. The within covenants shall survive the expiration or earlier termination of the Lease Term. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials on or from the Premises. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by federal, state or local law for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business. Tenant shall insure that any hazardous materials generated by it in the ordinary course of its business are transported and disposed of off the Premises in accordance in all material respects with all applicable federal, state and local laws and regulations. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., the Toxic  Substances  Control Act, as amended,  15 U.S.C.
Section 2601, et seq. and any applicable state or local laws and the regulations adopted under these acts. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession thereof, or elsewhere if caused by Tenant or persons acting under Tenant. The covenants and agreements of the parties set forth in this Section 17 shall survive the expiration or earlier termination of the Lease Term.

     18.  Damage to or Destruction of Property.

          18.1 Tenant to Give Notice. In case of any damage to or destruction of the Improvements located on the Property (or any part of such Improvements), Tenant will promptly give notice thereof to Landlord, generally describing the nature and extent of such damage or destruction.


          18.2  Restoration.  In  case  of any damage to  or destruction  of the
Improvements located on the Property, or any part of such Improvements (other than a Total Destruction), Landlord , at its expense, will promptly commence and complete Restoration of such Improvements to the extent of any insurance proceeds on account of such damage or destruction. In the event that insurance proceeds available on account of such damage or destruction (taking into account the rights of Landlord's mortgagee in and to such proceeds) shall not be sufficient for Restoration of the Improvements, and Landlord shall decide not to undertake Restoration of the Improvements, Landlord shall be permitted to terminate the Lease by written notice to Tenant within sixty (60) days after the date of such destruction. The above notwithstanding, Tenant shall be entitled to terminate this Lease: (a) by written notice to Landlord within sixty (60) days after the date of such destruction if Restoration cannot reasonably be expected to be completed within two hundred and seventy (270) days after the date of destruction; or (b) if Landlord undertakes Restoration of all or a portion of the Improvements and fails to complete such Restoration within two hundred and seventy (270) days after the date of destruction (subject to Unavoidable Delays), such election to terminate to be effected by written notice to Landlord within thirty (30) days after expiration of the two hundred and seventy (270) day period.

     The Basic Rent and Additional Rent payable hereunder attributable to such portion of the Improvements as are so rendered unusable by such damage or destruction shall be abated until Restoration of the Improvements is complete or termination of the Lease, as appropriate.

          18.3 Total Destruction. In case of (a) the destruction during the last two years of the Fixed Term, or the last two years of any Extended Term, of all of the Improvements located on the Property, or (b) the destruction during the last two years of the Fixed Term, or the last two years of any Extended Term, of such a substantial part of the Improvements located on the Property that Restoration of such Improvements is not economically feasible (any such destruction being hereinafter referred to as a "Total Destruction"), Landlord or Tenant may, by notice to the other party given within 60 days after the date of such destruction, terminate this Lease.

     19.  Taking of Property.

          19.1 Tenant to Give Notice; Assignment of Awards, etc. In case of a Taking, or the commencement of any proceedings or negotiations that might result in a Taking, in respect of which the Restoration of the Property is reasonably estimated to cost more than $10,000, Tenant will promptly give notice thereof to Landlord, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking that might result therefrom. Tenant hereby irrevocably assigns, transfers and sets over to Landlord all rights of Tenant to any award or payment on account of any Taking of Tenant's Leasehold and irrevocably authorizes and empowers Landlord, with full power of substitution, in the name of Tenant or otherwise, to file and prosecute what would otherwise be Tenant's claim for any such award or payment and to collect, receipt for and retain the same except as provided pursuant to Section 19.3.

          19.2 Partial Taking. In the case of a Taking other than a Total Taking, (a) this Lease shall remain in effect as to the portion of the Property remaining immediately after such Taking, and the Basic Rent, Additional Rent or any other sum payable hereunder shall be equitably prorated, and (b) Landlord, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, at its expense will promptly commence and complete (subject to Unavoidable Delays) Restoration of the Property, except for any reduction in area of the Property caused by such Taking; provided, however, that in the event Landlord's mortgagee does not permit any such award or payment to be used to effect a Restoration of the Property, Landlord shall be permitted to terminate the Lease by written notice to Tenant within sixty (60) days of the date of such Taking, and provided further in case of Taking for temporary use ("Temporary use" being defined for all purposes herein as any taking for less than six consecutive months), Landlord shall not be required to effect any Restoration until such Taking is terminated.

     The Basic Rent and Additional Rent payable hereunder attributable to such portion of the Improvements which shall have been taken shall be equitably abated after the date the property can no longer be used for the intended purpose.

          19.3 Total Taking. In case of the Taking during the Fixed Term or any Extended Term of the Property in its entirety (or all of the Improvements located thereon) or the Taking during the Fixed Term or Extended Term (other than for temporary use) of such a substantial part of the Property (or the Improvements located thereon) that either (a) the portion of the Property (or the Improvements located thereon) remaining after such Taking is (and after Restoration would be) unsuitable for use by Tenant in the operation of its business, as reasonably determined by Tenant, or (b) Restoration of the Property (or the Improvements located thereon,) is not otherwise economically feasible, Landlord or Tenant may, by notice to the other party given within sixty (60) days of the date of such Taking, terminate this Lease as of the date of such Taking.

     In the event of the termination of this Lease as a result of any such Taking, the Tenant hereby releases all right, title, claim and interest in and to any award or payments received or payable as a result of any such Taking of the Improvements and/or the Property, except that the Tenant may pursue and shall be entitled to any separate award for the loss of its trade fixtures or equipment and/or moving allowances, if any such separate award is made.

     20. Certificate as to No Event of Default, etc.; Financial Statements, etc.

          20.1 Certificate of Tenant as to No Event of Default, etc. Tenant will deliver to Landlord within 10 days following Landlord's request therefor
(a) a Certificate of Tenant stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (ii) the date to which the Basic Rent has been paid and that all Additional Rent payable on or before the date of such Certificate has been paid, and (iii) that, to the best of its knowledge, no Event of Default exists hereunder, or, if any such Event of Default is known to exist, specifying the nature and period of existence thereof and what action Tenant is taking or has taken with respect thereto; it being agreed that (and any such Certificate shall state that) no rights or remedies of Landlord hereunder or otherwise resulting from any condition, event or circumstance that would entitle Landlord to declare an Event of Default (and with respect to which condition, event or circumstance no Event of Default has been declared on or before the date of such Certificate) shall be waived, impaired or diminished in any respect by reason of any such Certificate or any statement made therein and (b) such reasonable information with respect to Tenant and the Property or any part thereof as from time to time may reasonably be requested.

          20.2 Certificate of Landlord. Within 10 days following Tenant's request therefor, Landlord will deliver to Tenant a Certificate of Landlord stating: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) the date to which Basic Rent has been paid hereunder; and (c) whether or not an Event of Default has been declared by Landlord hereunder, it being agreed that (and any such Certificate shall state that) no rights or remedies of Landlord hereunder or otherwise resulting from any condition, event or circumstance that would entitle Landlord to declare an Event of Default (and with respect to which condition, event or circumstance no Event of Default has been declared on or before the date of such Certificate) shall be waived, impaired or diminished in any respect by reason of any such Certificate or any statement made therein. No failure of Landlord to deliver any such Certificate of Landlord shall release, discharge or otherwise affect any of Tenant's or Landlord's rights or obligations hereunder.

     21. Right of Landlord to Perform Tenant's Covenants, etc. If Tenant shall fail to make any payment or perform any act required to be made or performed by it hereunder, Landlord, upon notice to Tenant (except in cases of emergency that threaten bodily injury or material property damage) and after Tenant shall have had reasonable opportunity to make such payment or perform such obligation, but without waiving or releasing any obligation or default, may make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Property and the Improvements or any part thereof for such purpose and take all such action thereon as, in the opinion of Landlord, may be necessary or appropriate therefor. No such entry shall constitute an eviction of Tenant. All reasonable payments so made by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by Landlord of any such act shall constitute Additional Rent hereunder.

     22.  Assignments, Subleases, Mortgages, etc.

          22.1 Assignments, Subleases, etc. by Tenant. If no Event of Default shall have occurred and be continuing, Tenant may at any time, after obtaining the written consent of Landlord, sublet the Property or any part thereof, and may assign its interest in this Lease (including any right to extend the Initial
Term); provided, however, that (a) Tenant shall deliver to Landlord a fully executed counterpart of each such sublease or assignment promptly after execution thereof, and (b) no assignment, whether by operation of law, consolidation, merger, a sale of stock or otherwise, shall be effective prior to the execution by the assignee and delivery to Landlord of an instrument, reasonably satisfactory in form and substance to Landlord, assuming all of the obligations of Tenant under this Lease. Provided Landlord, acting reasonably, does not object to the financial ability of the proposed sublessee or assignee or their proposed use of the Premises, Landlord shall not otherwise unreasonably withhold, delay or condition his proposed consent to a sublease or assignment. Written consent of the Landlord shall not be required for assignment to, or sublease with, affiliates or subsidiaries of the Tenant. No assignment or sublease made as permitted by this Section 22.1 shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder, and all obligations of the Tenant originally named hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or subletting had been made. Landlord hereby consents to the assignment of Tenant's interest in this Lease to Tenant's secured lenders as security for Tenant's obligations to such lenders, provided the terms and conditions of any such assignment are reasonably satisfactory to Landlord.

     22.2 Assignments, Mortgages, etc. by Landlord. The interest of Landlord in this Lease and in and to the Property or any part thereof may, at any time and from time to time, be sold, conveyed, assigned or otherwise transferred, without the prior written consent of Tenant, and upon any sale or conveyance of the Property as an entirety or any assignment or other transfer (other than for the purpose of securing indebtedness) by any party lessor of its interest in this Lease and in and to the Property, such party lessor shall be completely relieved of and from any and all obligations not theretofore accrued under this Lease or otherwise with respect to the Property, and such party lessor shall have no further obligations whatsoever to any party lessee, except to the extent that any such obligation accrued prior to the date of such sale, conveyance, assignment or transfer, and Tenant shall thereupon look only to the then owner of Landlord's estate in the Property for the performance of any obligations of Landlord hereunder. Landlord may also from time to time mortgage or assign, by way of pledge or otherwise, any or all of the rights, in whole or in part, of Landlord under this Lease to any Person as security for the indebtedness or other obligations of Landlord. From and after any such mortgage or assignment and to the extent provided in the instrument effecting such mortgage or assignment, (a) such Mortgagee may enforce any and all of the terms of this Lease to the extent so assigned as though such Mortgagee had been a party hereto, (b) no action or failure to act on the part of Landlord shall adversely affect or limit any rights of such Mortgagee, (c) no such assignment shall constitute an assumption of any such obligations on the part of such Mortgagee (unless such Mortgage shall become a mortgagee in possession), and (d) a copy of all notices, demands, consents, approvals and other instruments given by Tenant hereunder shall also be delivered to such Mortgagee, if such Mortgagee shall have provided Tenant with written notice of its address for such purposes. No foreclosure, sale or other proceedings under any mortgage or other security arrangement with respect to the Property shall discharge or otherwise affect the obligations of Tenant hereunder, unless Tenant's rights under this Lease and its leasehold interest created hereby shall be impaired in any way whatsoever.

     In no event shall this Lease be subordinate to a presently existing or future Mortgage unless Tenant shall have the benefit of a Non-Disturbance Agreement reasonably acceptable to Tenant. Should the Property be subject to a Mortgage as of the date hereof, Landlord shall, as a condition of Tenant's obligations hereunder, obtain from any such existing Mortgagee such a Non-Disturbance Agreement on Tenant's behalf.

     23. Events of Default; Termination. The occurrence of any one or more of the following events shall constitute an "Event of Default" :

          (a) if Tenant shall fail to pay any installment of Basic Rent or Addi-tional Rent, or other sum required to be paid by Tenant hereunder on the date the same becomes due and payable and such failure continues for more than five
(5) Business Days after written notice thereof by Landlord to Tenant;

          (b) if Tenant shall fail to perform or comply with any term of this Lease (other than those referred to in clause (a) above) and, in any such case, such failure shall continue for more than thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that in the case of any such failure that is susceptible of being cured but cannot with diligence be cured within such 30-day period, if Tenant shall promptly commence to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be necessary for the curing thereof with diligence;

          (c) if the Premises or the Improvements shall be left vacant and without maintenance and security;

          (d) if Tenant shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (e) if an involuntary case or other proceeding shall be commenced against Tenant seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undischarged and unstayed for a period of 90 days, or if an order for relief shall be entered against Tenant under the federal bankruptcy laws as now or hereafter in effect;

     Upon the occurrence of an Event of Default, Landlord may, at any time thereafter, during the continuance of any such Event of Default, give a written termination notice to Tenant specifying a date not less than thirty days from the date on which such notice is given on which this Lease shall terminate. On such date, (subject to the provisions of Section 25 hereof relating to the survival of Tenant's obligations hereunder), the term of this Lease shall terminate by limitation.

     24. Repossession, etc. If an Event of Default shall have occurred and be continuing, Landlord, whether or not the term of this Lease shall have been terminated pursuant to Section 23 hereof, may enter upon and repossess the Property or any part thereof by legal process, summary proceedings, ejectment or otherwise, and may, if permitted by law, remove Tenant and all other persons and any and all property therefrom. Except for the gross negligence or willful misconduct of it or its agents, employees or contractors, Landlord shall be under no liability for, or by reason of, any such entry, repossession or removal.

     25.  Survival of Tenant's Obligations; Damages

          25.1 Termination of Lease Not to Relieve Tenant of Obligations. No termination of the term of this Lease pursuant to Section 23 hereof, and no repossession of the Property or any part thereof pursuant to Section 24 hereof or otherwise, and no reletting of the Property, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

          25.2 Damages. In the event of any such termination, repossession or reletting, Tenant will pay to Landlord the Basic Rent and all Additional Rent and other sums required to be paid by Tenant up to the time of such termination, repossession or release, and thereafter Tenant, until the end of what would have been the term of this Lease (including the Fixed Term) in the absence of such termination or repossession, and, whether or not the Property or any part thereof shall have been relet, shall be liable to Landlord for and shall pay to Landlord, as liquidated and agreed current damages for Tenant's default: (a) the Basic Rent and all Additional Rent and other sums that would be payable under this Lease by Tenant in the absence of such termination or repossession, plus,
(b) all reasonable expenses directly or indirectly incurred by Landlord in connection with such termination and repossession and any reletting effected for the account of Tenant pursuant to Section 24 hereof (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, employees' expenses, alteration costs and expenses of preparing for such reletting, less (c) the proceeds, if any, of such reletting. Tenant will pay such current damages monthly on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination, repossession or reletting, and Landlord shall be entitled to recover the same from Tenant on each such day.

     26. Tenant's Waiver Trial by Jury. In the event of any termination of the term of this Lease pursuant to Section 23 hereof or any repossession of the Property or any part thereof pursuant to Section 24 hereof, Tenant, so far as permitted by law, waives any right to a trial by jury in any proceeding or any matter in any way connected with this Lease.

     27. No Waiver by Landlord. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of Landlord with respect to any other then existing or subsequent breach.

     28. Remedies Cumulative. Each right, power and remedy of Landlord provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or attempted exercise by Landlord of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all such other rights, powers or remedies.

     29. Modification, Acceptance of Surrender. No modification, termination or surrender to Landlord of this Lease and no surrender of the Property or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by any representative or agent of Landlord, and no act by Landlord, other than such a written agreement and acceptance by Landlord, shall constitute an agreement thereto or acceptance thereof.

     30. End of Lease Term. Upon the expiration or earlier termination of this Lease, Tenant, at its expense, shall quit and surrender to Landlord the Property in good order and condition, ordinary wear and tear and damage by casualty and condemnation excepted, and, if requested by Landlord, shall remove, at Tenant's expense, all of Tenant's Equipment therefrom and shall repair, at Tenant's expense, all damage caused by such removal.

     31. Notices, etc. All notices, offers, acceptances, rejections, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class registered or certified mail, postage prepaid, or sent by a nationally recognized overnight courier service, addressed:

     If to Landlord:

     VanBuren N. Hansford,  Jr.
     1310 North Ocean Boulevard
     Gulf Stream,  Florida  33483-7234

or at such other address as Landlord shall have furnished to Tenant in writing; and

     If to Tenant:

     Hansford Manufacturing Corporation
     c/o DT Industries, Inc.
     Corporate Centre, Suite 2-300
     1949 East Sunshine
     Springfield, Missouri  65804

     or at such other address as Tenant shall have furnished to Landlord in writing.

     32. Short Form or Memorandum. Landlord and Tenant shall execute and deliver a short form or memorandum of this Lease, satisfactory in form and substance to Landlord and Tenant, for recording in the proper office or offices in each of the states in which the Property is located.

     33. Quiet Enjoyment; Inspection. So long as Tenant shall pay the Basic Rent and Additional Rent and any other sums payable hereunder as the same become due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant (and any assignee or subtenant of Tenant permitted pursuant to the terms of this Lease) shall peaceably and quietly have, hold and enjoy the Property for the term hereof, subject, however, to all the terms of this Lease. Nothing contained in this Section 33 shall prohibit Landlord, or any Mortgagee, or their respective authorized representatives, from entering the Property at reasonable times to inspect the same on reasonable advance notice.

     34. Liability of Landlord. Notwithstanding anything contained in this Lease to the contrary, it is specifically understood and agreed that neither Landlord nor any beneficiary of Landlord, nor any officer, director or shareholder of any of the foregoing, or any Mortgagee, shall have any personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease.

     35. Miscellaneous. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, illegal or unenforceable under the provisions of any applicable law. If any term of this
Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be changed, waived, discharged or terminated only by an instrument in writing, signed by each of the parties hereto. Subject to Section 22.1 hereof, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. This Lease shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Lease are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     36.  Extension Option.

          (a) Landlord hereby grants to Tenant an option to extend the Initial Term on the same terms, conditions and provisions set forth in this Lease, except as otherwise provided herein, for two (2) periods of five (5) years each after the expiration of the Initial Term (collectively the "Extension Period"). Said option shall be exercised by written notice from Tenant to Landlord of Tenant's election to exercise said option period given not later than one (1) year prior to the expiration of the Initial Term or the first renewal term, as appropriate. Tenant may only exercise said option, and any exercise thereof shall only be effective if, at the time of Tenant's exercise of said option, this Lease is in full force and effect and no Event of Default shall exist hereunder.

          (b) Basic Rent for the Premises during the Extension Period shall be as specified in Exhibit C hereto.

          (c) If Tenant has validly  exercised  said option,  then within thirty
(30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Extension Period.

     37. Definitions. As used in this Lease, the following terms shall have the following respective meanings, applicable both to the singular and plural forms of the terms so defined:

     Additional Rent: the meaning specified in Section 3 hereof.

     Basic Rent: the meaning specified in Section 2 hereof.

     Business Day: any day other than a day on which banking institutions in the State of New York are authorized by law to close.

     Certificate: with respect to any corporation, a certificate of such corporation signed by the President or a Vice President and by the Treasurer, Comptroller, Assistant Treasurer or Assistant Comptroller of such corporation.

     Event of Default: the meaning specified in Section 23 hereof.

     Improvements: the meaning specified in Section 1 hereof.

     Initial Term: the meaning specified in Section 1 hereof.

     Indemnified Party: the meaning specified in Section 10 hereof.

     Insurance Requirements: all terms of any insurance policy covering Tenant or covering Landlord or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising single functions) applicable to or affecting the Property or any part thereof or any use or condition of the Property or any part thereof.

     Landlord: VanBuren N. Hansford, Jr., together with his heirs, executors, administrators, legal representatives, successors and assigns.

     Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities (including, without limitations, environmental protection, planning and zoning authorities), agencies (and other governmental or quasi-governmental units, whether Federal, state, count, district, municipal, city or other), and any officials and officers thereof, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to Tenant with respect to the Property or to the Property or any part thereof (including any which may apply to the repair, use or maintenance of the Property or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Property or any part thereof.

     Mortgage: any mortgage, deed of trust or other similar instrument from time to time providing for the assignment as security of Landlord's interest in the Premises or this Lease by the holder thereof.

     Mortgagee: the mortgagee under any Mortgage.

     Permitted Exceptions: the exceptions set forth on Exhibit A hereto.

     Person: a corporation, an association, a partnership, a limited liability company, an organization, a trust, an individual, a government or political subdivision thereof or a governmental agency.

     Property: the meaning specified in Section 1 hereof.

     Restoration: in case of damage to or destruction of, or Taking of, the Property or of the Improvements located thereon, the restoration, replacement or rebuilding of the Property or the Improvements as nearly as possible to its value, condition and character immediately prior to such damage, destruction or Taking, with such alterations and additions as may be made at Tenant's election pursuant to and subject to the conditions of Section 7 hereof, together with any temporary repairs and property protection which may be required pending completion of such work.

     Taking: a temporary or permanent taking by a government or political subdivision thereof or by a governmental agency during the term hereof of all or part of the Property, or any interest therein or right accruing thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Property or any part thereof. Such a taking shall be deemed to have occurred on the date on which Tenant shall be legally required to relinquish possession of the Property.

     Taxes: the meaning specified in Section 12 hereof.

     Tenant: Hansford Manufacturing Corporation, together with any entity or entities succeeding to all or substantially all of the assets of it, by merger or otherwise.

     Tenant's Equipment: Tenant's equipment, trade fixtures, furnishings and other items of personal property.

     Total Destruction: the meaning specified in Section 18 hereof.

     Unavoidable Delays: reasonable delays due to acts of God, governmental prohibitions, acts of war, strikes, labor stoppages of general applicability (the effect of which makes it impossible to obtain necessary services) or other causes beyond the control of any party. Lack of funds, cost or shortage of materials or failure of performance of any subcontractor or other supplier of materials or services retained by such party shall not be deemed a cause beyond the control of such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the date first set forth above.


WITNESS:                                     LANDLORD:


/s/ Raymond P. Miller                        /s/ VanBuren N. Hansford, Jr.
------------------------------               -----------------------------
                                             VanBuren N. Hansford, Jr.


WITNESS:                                     TENANT:

                                             Hansford Manufacturing Corporation


/s/ Mary V. Chin                             /s/ Bruce P. Erdel
------------------------------               -----------------------------
                                             Bruce P. Erdel
                                             Vice President

                                      NOTE

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Exhibit A      Legal Description of Property and Permitted Exceptions
Exhibit B      Basic Rent Schedule
Exhibit C      Basic Rent for Extension Period